SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 13, 2014
Date of report (Date of earliest event reported)
____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris- diction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2014, the Board of Directors of BioLife Solutions, Inc. (the “Company”) adopted a form of indemnification agreement (the “Indemnification Agreement”), which was subsequently entered into with each of the Company’s directors and its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer (each, an “Indemnitee”).  The current Indemnitees are Raymond Cohen, Joseph Schick, Rick Stewart, Andrew Hinson, Michael Rice, Daphne Taylor, Joe Annicchiarico and Aby Mathew.

The Indemnification Agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by applicable law and to any greater extent as such law may thereafter be amended to increase the scope of such permitted indemnification.  Among other things, if the Indemnitee meets the standard of conduct under applicable law, the Company must indemnify the Indemnitee against certain expenses (including attorney’s fees), damages, losses, liabilities, judgments, fines and other amounts paid or payable in settlement for any claim by reason or arising out of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity.  The Indemnification Agreement also provides that the Indemnitee has the right to advancement by the Company of any and all expenses actually and reasonably paid or incurred by the Indemnitee, and requires that that Indemnitee repay such amounts to the Company if the Indemnitee is ultimately determined not to be entitled to indemnification from the Company.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement that is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: October 14, 2014	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement